ROCK BOTTOM RESTAURANTS, INC.
                        SERVICE AND CONSULTING AGREEMENT
                            CONCEPT MANAGEMENT, INC.


         THIS AGREEMENT (the "Agreement"), is entered into as of the 1st day of January, 1997, by and between CONCEPT MANAGEMENT, INC., a Tennessee corporation, having an office at 2221 S. Ashford Court, Nashville, Tennessee, 37214 ("Consultant"), and Rock Bottom Restaurants, Inc., a Delaware corporation having an office at 248 Centennial Parkway, Suite 100, Louisville, Colorado, 80027.

                                   WITNESSETH:

         WHEREAS, The Company desires to retain Consultant for the purpose of rendering consulting services by which the Company shall have the benefit of Consultant's experience and knowledge in those areas of service as directed by the President of the Company; and

         WHEREAS, Consultant desires to be retained by the Company and to provide such services on the terms and conditions set forth herein;

         NOW, THEREFORE, for and in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follow:

1. Term. This agreement shall commence on January 1, 1997, and shall continue for a period of twelve months, terminating on December 31, 1997, unless sooner terminated pursuant to Section 4 hereof.

2. Duties of Consultant.

2.1 The Company hereby employs Consultant, and Consultant agrees, upon the terms and conditions herein set forth, to provide consulting services, as directed by the President or Board of Directors of the Company, on a part-time basis as needed in connection with the Company's business, with Consultant to use reasonable efforts to be available from time to time as needed, subject to other demands and the understanding that this consulting agreement is non-exclusive of either party. Such services shall be on a retainer or project basis as directed by the President or the Company's Board of Directors, and can include, but not be limited to the following:

     A.   Evaluation  and  assessment  of  Company's   strategic   planning  and
     organizational development processes.

     B. Consultation and recommendations with respect to strategic planning, organizational development, management development and succession planning, organizational design and on-going review of Company organizational productivity.

     C. Consultation with appropriate officers, directors and consultants of the Company in connection with the Company's planned growth and development, and development strategies.

     D. Consultation and recommendations with respect to recruiting, management training and development, and development of the Company's Training Department.

     E. Consultation and recommendations with respect to executive performance, coaching, and intervention.

     F. Consultation and inputs as to market and consumer behavioral trends, and future concept positioning and productivity.

     G. Upon request of the Company's President, review various aspects of the Company's operations and staff in order to propose and recommend methods to achieve increased levels of efficiency and high profitability.

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2.2  Non-Exclusive Services. The parties agree and acknowledge that Consultant's services to the Company shall be provided on a non-exclusive basis and Consultant may be retained by others and perform services in connection with such retention.

2.3 Principal Performance. The parties agree and acknowledge that it is intended that the services to be provided hereunder are to be solely performed by its President and Chief Executive Officer, Gerald A. Hornbeck.

2.4 Support Service. The Company shall provide to the Consultant office space for one individual during such time as Consultant is performing at the Company's corporate office or at one of its restaurant locations, and such clerical and secretarial services as Consultant shall reasonably require to carry out its responsibility pursuant to this Agreement.

2.5 No Agency. The parties acknowledge and agree that in no event is Consultant being requested, nor does Consultant intend, to be an agent of or for the Company.

3.  Compensation and Reimbursement.

3.1 Retainer. For the services rendered by Consultant pursuant to the Agreement, the Company shall pay to Consultant a fee One Thousand Five Hundred dollars ($1500.00) per day on as called, as needed basis. Consultant will make all reasonable efforts to be available as needed by Company.

3.2 Hours. A "day" for the purposes of the Agreement, shall consist, on average, of eight hours of services provided by Consultant on behalf of the Company, pursuant to the directions given to Consultant by the President for purposes other than duties and obligations required of or performed by Consultant as a director of the Company. Consultant agrees to provide services on an as called, as needed basis during the term of this Agreement, to include all regular and on-going communications regarding the status of the Company and Company activities.

3.3 Stock Options. The Company, at its sole option, shall grant the Consultant the option to acquire N/A shares of Common Stock pursuant to the execution of this Agreement. Options would vest one year from date of grant, and expire ten years from date of grant. (Section 3.3 final language to be developed and written by Company as required).

3.4 Duties. Consultant agrees to perform its best efforts on behalf of the Company and make all reasonable efforts to conform to the time requirements and schedules as directed or set by the Company's President or Board of Directors.

3.5 Expenses. The company shall promptly reimburse Consultant for all of its reasonable expenses including travel of Gerald A. Hornbeck with respect to his engagement, provided expenses over $3500 for any one month shall receive prior approval from the President. All expenses shall be paid upon written receipt by the Company of an invoice from Consultant, and said expenses shall be submitted monthly and paid by the Company Promptly upon receipt of said invoice.

4. Termination of Employment. Either party shall have the right to terminate this Agreement upon thirty (30) days' written notice to the other party. In such event, Consultant shall be entitled to fees in full for the entire month of the date of termination.

5. Confidentiality.

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5.1  Non-Disclosure.   Consultant  recognizes  that  services  to  be  performed
hereunder are special and that, by reason of its retention hereunder, it may acquire or has acquired confidential information concerning the Company, the use or disclosure of which could cause the Company or its affiliates or subsidiaries substantial loss and damages. Accordingly, Consultant agrees that it will execute a Confidentiality Agreement as required by the Company.

5.2 Injunctive Relief. Without intending to limit the remedies available to the Company, Consultant acknowledges that breach of the covenants contained in this
Section 5 will result in a material, irreparable inury to the Company or its affiliates or subsidiaries for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuires precisely and that, in the event of such a breach, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Consultant from engaging in activities prohibited by this Section 5 an/or the Confidentiality Agreement, or such other relief as may be required to specifically enforce any of the covenants of this Section 5.

6. Indemnification. The Company will indemnify and hold Consultant (including its officers, directors, partners, employees within the meaning of section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934) harmless from and against all claims, liabilities, losses, damages and expenses incured, including reasonable fees and disbursements of counsel, related to or arising out of this engagement.

7. Miscellaneous.

7.1 Non-Assignability. Neither party may assign its rights or interests pursuant to the Agreement without the prior written consent of the other party, which consent may be granted or withheld in such party's sole discretion.

7.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, any successors to or assigns of the Company and any successors to or assigns of Consultant.

7.3 Severability. Should any provision of this Agreement be unenforceable or prohibited by applicable law, this Agreement shall be considered divisible as to such provisions which shall be inoperative, and the remainder of this Agreement shall be valid and binding as though such provisions were not included herein.

7.4 Amendment Waiver. This Agreement may not be modified, amended or waived, in any manner, except by an instrument in writing signed by all parties hereto. The waiver by any party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement.

7.5 Governing Law. All matters affecting this agreement are to be governed by, interpreted and construed in accordance with the laws of the State of Colorado.

7.6 Notices. Any notice hereunder by either party to the other shall be given in writing by personal delivery or certified mail, return receipt requested, at the address set forth above. Notice shall be given, if by personal delivery, on the date of such delivery or, if by certified mail, the date shown on the applicable return receipt.

7.7 Merger. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior or contemporaneous negotiations, commitments, agreements and writings with respect to the subject matter hereof. No such other negotiations, commitments, agreements and writings are part of this Agreement shall have any force or effect or be valid or binding on the parties hereto.

7.8 Headings. The headings of paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ROCK BOTTOM RESTAURANTS, INC.

     By:       _______________________
     Name:     Thomas A. Moxcey
     Title:    President


CONCEPT MANAGEMENT, INC.

     By:       _______________________
     Name:     Gerald A. Hornbeck
     Title:    President